                                                                   EXHIBIT 10.12

                            INDEMNIFICATION AGREEMENT

                  AGREEMENT, dated as of the ___________ day of _____________ , 2003, between Payless ShoeSource, Inc., a Delaware corporation (the "Company") and ____________________ (the "Indemnitee").

                  WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

                  WHEREAS, Indemnitee is a director or officer of the Company;
and

                  WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment; and

                  WHEREAS, basic protection against undue risk of personal liability of directors and officers heretofore has been provided through insurance coverage providing reasonable protection at reasonable cost, and Indemnitee has relied on the availability of such coverage; but as a result of substantial changes in the marketplace for such insurance it generally has become more difficult to obtain such insurance on terms providing reasonable protection at reasonable cost; and

                  WHEREAS, the Delaware legislature, in recognition of the need to secure the continued service of competent and experienced people in senior corporate positions and to assure that they will be able to exercise judgment without fear of personal liability so long as they fulfill the basic duties of honesty, care and good faith, has so enacted Section 145 of The Delaware General Corporation Law (the "DGCL"), which empowers the Company to indemnify its officers, directors, employees and agents and expressly provides that the indemnification provided by the statute is not exclusive; and

                  WHEREAS, the Certificate of Incorporation of the Company requires the Company to indemnify and advance expenses to its directors and officers to the fullest extent now or hereafter authorized or permitted by law and authorizes the Company to enter into agreements providing for such indemnification and advancement of expenses; and

                  WHEREAS, in recognition of the fact that the Indemnitee continues to serve as a director or officer of the Company, in part in reliance on the aforesaid By-laws, and of the fact of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Certificate of Incorporation will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Certificate of Incorporation or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), and due to the possibility that the Company's directors' and officers' liability insurance coverage could at some future time become inadequate, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) now or hereafter authorized or permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies,

                  NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1.       CERTAIN DEFINITIONS:

                  (1) "Approved Law Firm" shall mean any law firm (i) located in New York or Delaware, (ii) having 50 or more attorneys and (iii) rated "av" by Martindale-Hubbell Law Directory; provided, however, that such law firm shall not, for a five- year period prior to the Indemnifiable Event, have been engaged by the Company, an Acquiring Person or the Indemnitee.

                  (2) "Applicable Standard of Conduct" shall mean the standard established by Section 145(a)-(b) of the DGCL.

                  (3) "Board of Directors" shall mean the Board of Directors of the Company.

                  (4) A "Change of Control" shall be deemed to have occurred upon:

                           (A) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section 1(d), none of the following shall constitute a Change of Control: (i) any acquisition directly from the Company of 30% or less of Outstanding Company Common Stock or Outstanding Company Voting Securities provided that at least a majority of the members of the board of directors of the Company following such acquisition were members of the Incumbent Board at the time of the Board's approval of such acquisition, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 1(d)(3)(A), 1(d)(3)(B) and 1(d)(3)(C) or (v) any acquisition by the Company which, by reducing the number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities, increases the proportionate number of shares of Outstanding Company Common Stock or Outstanding Company Voting Securities beneficially owned by any Person to 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, however, that, if such Person shall thereafter become the beneficial owner of any additional shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and beneficially owns 20% or more of either the Outstanding Company Common Sock or the Outstanding Company Voting Securities, then such additional acquisition shall constitute a Change of Control; or

                           (B)      The cessation, for any reason, of
                  individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (C) The consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, more than 50%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (x) the corporation resulting from such Business Combination, or, (y) a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries, is represented by the Outstanding Company Common Stock and the Outstanding Company Voting Securities (or, if applicable, is represented by shares into which Outstanding Company Common Stock or Outstanding Company Voting Securities were converted pursuant to such Business Combination) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and
                  (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

                           (D) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                  (5) "Claim" shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

                  (6) "Expenses" shall include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event, together with interest, computed at the Company's average cost of funds for short-term borrowings, accrued from the date of payment of such expense to the date Indemnitee receives reimbursement therefor.

                  (7) "Indemnifiable Event" shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation of any type or kind, domestic or foreign, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity. Without limitation of any indemnification provided hereunder, an Indemnitee serving (i) another corporation, partnership, joint venture or trust of which 20 percent or more of the voting power or residual economic interest is held, directly or indirectly, by the Company, or (ii) any employee benefit plan of the Company or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Company.

                  (8) "Reviewing Party" shall be (i) the Board of Directors acting by majority vote of directors who are not parties to the particular Claim with respect to which Indemnitee is seeking indemnification, even through less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, (A) by independent legal counsel in a written opinion that indemnification is proper in the circumstances because the indemnification is not precluded by circumstances described in the last sentence of Section 2 of this Agreement and the Applicable Standard of Conduct set forth in Section 145 of the DGCL has been met by the Indemnitee or (B) the shareholders upon a finding that the Indemnitee has met the Applicable Standard of Conduct referred to in clause (iii)(A) of this definition.

                  (9) "Voting Securities" shall mean any securities of the Company which vote generally in the election of directors.

                  2. BASIC INDEMNIFICATION ARRANGEMENT. If Indemnitee was, is or becomes at any time a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent now or hereafter authorized or permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all Expenses, judgments, fines (including excise taxes assessed against an Indemnitee with respect to an employee benefit plan), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with, or in respect of, such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within two business days of such request) any and all Expenses to Indemnitee (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary, (i) Indemnitee shall not be entitled to indemnification pursuant to this Agreement in any action in which the Indemnitee's conduct has been finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; (ii) in any derivative action in which Indemnitee has been finally adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery or the court in which the proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, and (iii) prior to a Change in Control Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

                  3. PAYMENT. Notwithstanding the provisions of Section 2, the obligations of the Company under Section 2 (which shall in no event be deemed to preclude any right to indemnification to which Indemnitee may be entitled under Section 145(c) of the DGCL) shall be subject to the condition that the Reviewing Party shall have authorized such indemnification in the specific case by having determined that the indemnification is not precluded by circumstances described in the last sentence of Section 2 of this Agreement and Indemnitee is permitted to be indemnified under the Applicable Standard of Conduct set forth in Section 145(a)-(b) of the DGCL. The Company shall promptly call a meeting of the Board of Directors with respect to a Claim and agrees to use its best efforts to facilitate a prompt determination by the Reviewing Party with respect to the Claim. Indemnitee shall be afforded the opportunity to make submissions to the Reviewing Party with respect to the Claim. The obligation of the Company to make an Expense Advance pursuant to Section 2 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under
Section 2 and applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees and undertakes to the full extent required by Section 145(e) of the DGCL to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

                  4. CHANGE IN CONTROL. If there is a Change in Control (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control) then (i) all determinations by the Company pursuant to the first sentence of Section 3 hereof and Section 145(d) of the DGCL shall be made by independent legal counsel in a written opinion pursuant to Section 145(d) of the DGCL and (ii) with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or By-law of the Company now or hereafter in effect relating to Claims for Indemnifiable Events (including, but not limited to, any such legal opinion provided under Section 145 (d) of the DGCL) the Company (including the Board of Directors) shall seek legal advice from (and only from) special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company (or any subsidiary of the Company) or an Acquiring Person (or any affiliate or associate of such Acquiring Person) or Indemnitee within the last five years (other than in connection with such matters). Unless Indemnitee has theretofore selected counsel pursuant to this
Section 4 and such counsel has been approved by the Company, any Approved Law Firm selected by Indemnitee shall be deemed to be approved by the Company. Such counsel, among other things, shall render its written opinion to the Company, the Board of Directors and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. As used in this Agreement, the terms "affiliate" and "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act and in effect on the date of this Agreement.

                  5. INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or By-law of the Company now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

                  6. PARTIAL INDEMNITY, ETC. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified, to the extent permitted by law, against all Expenses incurred in connection with such Indemnifiable Event.

                  7. BURDEN OF PROOF. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

                  8. NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, whether civil or criminal, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

                  9. NONEXCLUSIVITY, ETC. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation of the Company, the DGCL, or otherwise. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

                  10. LIABILITY INSURANCE. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

                  11. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or any affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

                  12. AMENDMENTS, ETC. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be effective unless in writing and no written waiver shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  13. SUBROGATION. In the event of payment under the Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                  14. NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

                  15. SPECIFIC PERFORMANCE. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

                  16. BINDING EFFECT, ETC. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

                  17. SEVERABILITY. The provisions of this Agreement shall be severable if any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

                  18. GOVERNING LAW. This Agreement shall be governed by, and be construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

                  19. EFFECTIVE TIME. This Agreement shall become effective as of the date first above written. The contractual rights of Indemnitee with respect to Indemnifiable Events occurring before the Effective Time are governed by the Indemnification Agreement between Indemnitee and Payless ShoeSource, Inc., a Missouri corporation or Payless ShoeSource, Inc., a Delaware corporation, if any, (the "Prior Agreements") and Indemnitee shall have no rights under this Agreement with respect to such Indemnifiable Events. The contractual rights of Indemnitee with respect to Indemnifiable Events occurring after the Effective Time are governed by this Agreement, and Indemnitee shall have no rights against Payless ShoeSource, Inc., a Missouri corporation or Payless ShoeSource, Inc., a Delaware corporation, under any Prior Agreements with respect to such Indemnifiable Events.

                  IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date first above written.

                                     ________________________________________
                                              Steven J. Douglass

                                     PAYLESS SHOESOURCE, INC.

                                     By: ____________________________________
                                     Name:
                                     Title: